Exhibit 15.1
Awareness Letter of Independent Accountants
November 4, 2005
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated August 5, 2005 on our review of interim financial information of Amegy Bancorporation, Inc. for the three-month and six-month periods ended June 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 333-76269, 333-21619, 333-55685, 333-33533, 333-27891, 333-60190, 333-74452, 333-87630, 333-36092, 333-120196, and 333-120197).
Very truly yours,
/s/ PricewaterhouseCoopers LLP